UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023

IPC Alternative Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-272750	87-1302380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 27, 2023, IPC Alternative Real Estate Operating Partnership, LP (the “Operating Partnership”), an entity for which IPC Alternative Real Estate Income Trust, Inc. (the “Company”) acts as general partner, as borrower, entered into a revolving credit facility loan agreement (the “Credit Agreement”) and a revolving promissory note (the “Promissory Note, and together with the Credit Agreement, the “Credit Facility”) with Inland Private Capital Corporation (“IPC”), an affiliate with the Company’s sponsor, as lender.

The Credit Facility provides for loan advances in an aggregate amount not to exceed $22.5 million, with a maturity date of November 30, 2024 (as may be amended, modified, extended or renewed, but not accelerated, in IPC’s sole discretion) or the date IPC declares obligations under the Credit Facility, or the obligations become, due and payable after the occurrence of an event of default (the “Loan”). The daily balance of the Loan under the Credit Facility bears interest at rate of 4.25% per annum, however in connection with the occurrence and continuance of certain events of default (and at IPC’s option for all other events of default), the interest rate will increase to 9.25% per annum. The Operating Partnership will begin making monthly payments of all accrued and unpaid interest on the Loan on December 1, 2023. The Operating Partnership has the right to prepay all or any part of the Loan at any time upon five days’ notice to IPC. The Credit Facility acts in the manner of a revolving credit facility wherein prepayments from the Operating Partnership shall be available for funding future advances to the Operating Partnership.

The Credit Facility contains representations and warranties, covenants, conditions precedent, events of default and acceleration and indemnities that are customary for agreements of this type, including that in connection with certain events of default (and at IPC’s option for all other events of default) all obligations of the Operating Partnership under the Credit Facility become immediately due and payable to IPC.

The descriptions set forth above are qualified in their entirety by the actual provisions of the Credit Agreement and Promissory Note, a copy of each of which is attached as Exhibit 10.1 and 10.2 respectively, to this Current Report on Form 8-K.

Item 8.01 Other Events.

Distribution to Stockholders of Record as of October 31, 2023

The Board of Directors of the Company has authorized a distribution on the Company's Class I common stock in the amount of $0.0885 per share to stockholders of record of the Company as of October 31, 2023, that the Company expects to pay on or about November 3, 2023. The distribution will be paid in cash.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit Facility Loan Agreement, dated October 27, 2023, by and between IPC Alternative Real Estate Operating Partnership, LP and Inland Private Capital Corporation

10.2	Revolving Promissory Note, dated October 27, 2023, by IPC Alternative Real Estate Operating Partnership, LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC Alternative Real Estate Income Trust, Inc.

Date:	October 30, 2023	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer